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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                                    PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)                  APRIL 23, 2002



                               ASSURE ENERGY, INC.
             (Exact name of registrant as specified in its charter)



      DELAWARE                                  333-61714                                  13-4125563
(State or other jurisdiction             (Commission File Number)               (IRS Employer Identification No.)
of incorporation or organization)


          6786 WILLOWOOD DRIVE, SUITE G1006, BOCA RATON, FLORIDA 33434
               (Address of principal executive offices)(Zip Code)



                                 (561) 482-6952
              (Registrant's Telephone Number, Including Area Code)



                               INVENTOY.COM, INC.
         (Former Name or Former Address, If Changed since Last Report.)
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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

         On April 23, 2002 we entered into an "Acquisition Agreement" (the "Acquisition Agreement") with Assure Oil and Gas Corp, an Ontario, Canada corporation ("Assure"); and the shareholders of Assure (the "Assure Shareholders"). The Acquisition Agreement principally involved our acquisition of all of Assure's issued and outstanding capital stock, making Assure a wholly owned subsidiary of ours, in exchange for 2,400,000 units (the "Units"), each Unit consisting of one share of our common stock, one class A Warrant and one class B Warrant. Each class A Warrant entitles the holder to purchase one share of our common stock at a price of $.50 per share for a period of five years from issuance. Each class B Warrant entitles the holder to purchase one share of our common stock at a price of $1.00 per share for a period of five years from issuance. As at May 7, 2002, we have yet to issue the Units to the Assure Shareholders for administrative reasons relating to the printing of the new stock certificates, but expect to do so shortly. Pursuant to a related Registration Rights Agreement, dated as of April 23, 2002, between us and the Assure Shareholders (the "Registration Rights Agreement"), we have agreed to register the common stock forming part of the Units (the "Units Shares") and the common stock underlying the class A Warrants (the "Class A Warrant Shares") and class B Warrants (the "Class B Warrant Shares"). We have agreed to register 50% of the Unit Shares and all of the Class A Warrant Shares on a registration statement on Form SB-2, or such other form as shall be available, (the "Initial Registration Statement"), as soon as practicable, and to register the remaining 50% of the Unit Shares and all of the Class B Warrant Shares within 18 months of the effective date of the Initial Registration Statement. In connection with the Acquisition Agreement, Ed Kaplan, one of our three directors, resigned and was replaced by James I. Golla, a designee of Assure. Further, on May 1, 2002 we amended our Certificate of Incorporation to change our name to Assure Energy, Inc.

         Assure is a Ontario, Canada corporation incorporated on October 11, 2000. It is engaged in the business of oil and gas exploration, development, acquisition and production. Most of its activities involve properties located in Alberta, Canada.

         We were incorporated August 11, 1999 in the state of Delaware with the object to license toy designs to toy manufacturers and to act as a toy inventor's agent in licensing toy designs developed by others. We expected to market such toy designs by both direct meetings with toy manufacturers' representatives and through a web site that could give manufacturers the opportunity to review pictures and descriptions of new inventions at a single source to decide whether a face-to-face meeting would be useful. We believe that the foregoing business model is still valid; however, given the effect of an overcrowded .com business environment, no operations in this area have commenced to date. Accordingly, we have looked at other ventures of merit for corporate participation as a means of enhancing shareholder value. This strategy lead to our entering into the Acquisition Agreement with Assure.

ITEM 5.           OTHER EVENTS.

         On April 23, 2002 we completed a $1,250,000 debt financing with Private Investment Company, Ltd., a Turks and Caicos company. The debt is evidenced by our demand promissory note (the "Note") dated April 23, 2002 and bears interest at the rate of 1% above the prime rate


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changed by Citicorp. All interest and principal due on the Note are payable on or before October 23, 2002.

         On May 8, 2002 we completed a $1,750,000 equity financing with three accredited persons pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Rule 506 of Regulation D. In connection therewith, we issued an aggregate of 1,400,000 units at a purchase price of $1.25 per unit. Each unit consists of one share of our common stock and one common stock purchase warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $1.50 per share for a period of four years commencing one year from the date of issuance.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.


(a) Financial Statements of Business Acquired. To be filed by amendment within the next 60 days.

(b) Pro Forma Financial Information. To be filed by amendment within the next 60 days.

(c)      Exhibits:

         2.1 Acquisition Agreement dated April 23, 2002 by and among Registrant, Assure Oil and Gas Corp. ("Assure") and the shareholders of Assure.

         3.1 Certificate of Amendment to Registrant's Certificate of Incorporation filed May 1, 2002.

         4.1 Registration Rights Agreement dated as of April 23, 2002 by and between Registrant and the shareholders of Assure Oil and Gas Corp.

         10.1     Promissory Note dated April 23, 2002.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cause this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ASSURE ENERGY, INC.




Dated: May 8, 2002                          By: /s/ Douglas Kaplan
                                                --------------------------------
                                                Douglas Kaplan
                                                President


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